UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2020

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KOAN	OTCQB

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2020, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with three accredited investors (the “Investors”), pursuant to which we issued and sold to the Investors three promissory notes, dated March 13, 2020, each in the principal amount of $141,999.99 for an aggregate principal amount of $425,999.97 (the “Notes”).

We received $399,999.99 from the Notes after applying the original issue discount to the Notes, $232,270.79 of which was used to retire an existing convertible promissory note and the balance to our account, after legal costs, amounted to $157,229.20.

The maturity date for repayment of the Notes is April 20, 2021 and the Notes bear interest at 15% per annum. We are required to repay the Notes by making nine equal installments of $17,613 to each of the three Investors starting on July 13, 2020 and ending on March 13, 2021.

As additional consideration, we agreed to issue to each Investor 250,000 shares of our common stock. We are required to issue additional shares in the event our common stock trades at less than $0.20 per share in any 10 day trading period. We have a right to repurchase the total 750,000 shares issued by paying each Investor $50,000 within 170 calendar days. The shares may only be sold under a leak out provision that restricts sales to no more than 10% of our average daily trading volume for the prior 30 days and no more than $35,000 in any calendar month.

All principal and accrued interest on the Notes is convertible into shares of our common stock upon an event of default. The conversion price amounts to 65% of the lowest one day VWAP for our common stock during the 10 trading days prior to the issue date. The conversion price is subject to adjustment as provided in the Notes.

Any prepayment of the Notes is subject to the discretion of the Investors. We are restricted from selling certain assets or entering into certain transactions as further conditions under the Notes.

The foregoing description of the Purchase Agreements, the Notes and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreements and the Notes, which are included in this Current Report as Exhibits 10.1-10.3 and 4.1-4.3, respectively, and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated March 13, 2020
4.2	Convertible Promissory Note, dated March 13, 2020
4.3	Convertible Promissory Note, dated March 13, 2020
10.1	Securities Purchase Agreement, dated March 13, 2020
10.2	Securities Purchase Agreement, dated March 13, 2020
10.3	Securities Purchase Agreement, dated March 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: March 19, 2020